UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2019

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1331 Tyler Street NE, Suite 200, Minneapolis, MN 55413

(Address of principal executive offices) (Zip Code)

(612) 355-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2019, we announced that, effective August 1, 2019, our Senior Vice President of Reimbursement and Payer Relations, Mary (Maggie) Thompson, RN, will retire from her full-time role and move into a part-time role as Vice President, Payer Initiatives and cease to serve as an executive officer of our company.  In connection with the transition, on July 16, 2019, we entered into a letter agreement with Ms. Thompson that provides, among other things, that her new base salary will be $150,000 per annum, effective August 1, 2019.  Her participation in the 2019 management incentive plan will be prorated for time served as our company’s Senior Vice President, Reimbursement and Payer Relations in 2019 and she may be eligible for a discretionary bonus, as determined in our company’s sole discretion.  As a result of ceasing to serve in the role of Senior Vice President, Reimbursement and Payer Relations, she will no longer be a participant in our Executive Employee Severance Plan.

The foregoing is a summary of her compensation terms.  A copy of the letter agreement providing additional detail on Ms. Thompson’s compensation terms is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Tactile Systems Technology, Inc. and Mary Thompson, dated July 16, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: July 22, 2019	By:	/s/ Brent A. Moen
Brent A. Moen
Chief Financial Officer

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